UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

ASPEN INSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 1.01 Entry Into a Material Definitive Agreement

On April 13, 2006, Aspen Insurance Holdings Limited (the ‘‘Company’’) entered into an amendment to the five-year $400 million revolving credit facility pursuant to a credit agreement dated as of August 2, 2005 (the ‘‘Agreement’’) by and among the Company, certain of its direct and indirect subsidiaries (collectively, the ‘‘Borrowers’’), the lenders party thereto, Barclays Bank plc, as administrative agent and letter of credit issuer, Bank of America, N.A. and Calyon, New York Branch, as co-syndication agents, Credit Suisse, Cayman Islands Branch and Deutsche Bank AG, New York Branch, as co-documentation agents and The Bank of New York, as collateral agent. Section 7.1(b) of the Credit Agreement was amended to remove any downward adjustment on maintaining the Company’s Consolidated Tangible Net Worth in the event of a net loss.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

As a foreign private issuer, Aspen Insurance Holdings Limited is required to furnish to the SEC information that is distributed or required to be distributed to its security holders. Aspen Insurance Holdings Limited is furnishing the proxy statement distributed to its shareholders, which has been attached as Exhibit 99.1.

Section 9. Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(c)	The following exhibit is filed under Item 1.01 as part of this report:

10.1 Amendment, dated April 13, 2006 to the Credit Agreement dated August 2, 2006.

The following exhibit is furnished under Item 7.01 as part of this report:

99.1	Proxy Statement of Aspen Insurance Holdings Limited for the 2006 Annual General Meeting.

The information furnished under Item 7.01 ‘‘Regulation FD Disclosure’’ shall not be deemed ‘‘filed’’ for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: April 18, 2006

/s/ Julian Cusack

Name: Julian Cusack Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment, dated April 13, 2006 to the Credit Agreement dated August 2, 2005.
99.1	Proxy Statement of Aspen Insurance Holdings Limited for the 2006 Annual General Meeting.